Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Douglas S. Gordon
President and CEO
414.459.4100
DouglasGordon@wsbonline.com

Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2016.
WAUWATOSA, WI – 04/22/2016 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income per diluted share of $0.14 for the quarter ended March 31, 2016, which represents a 55.6% increase compared to net income per diluted share of $0.09 for the quarter ended March 31, 2015 and a 27.3% increase compared to net income per diluted share of $0.11 for the quarter ended December 31, 2015.
"Our Community Banking segment highlighted the positive results we achieved during the first quarter of 2016." said Doug Gordon, CEO of Waterstone Financial, Inc. "With significant increases in our net interest margin, and continued improvement in our asset quality, Community Banking net income increased 54% as compared to the first quarter of 2015."

Highlights of the Quarter Ended March 31, 2016

●
Consolidated net income of Waterstone Financial, Inc. totaled $3.9 million for the quarter ended March 31, 2016, compared to $3.0 million for the quarter ended March 31, 2015 and $3.1 million for the quarter ended December 31, 2015.

●	Return on average assets totaled 0.90% for the three months ended March 31, 2016 compared to 0.69% for the three months ended March 31, 2015.
●
Continued a share repurchase program, under which 242,700 shares were repurchased at an average price of $13.54 per share on the open market during the quarter ended March 31, 2016.  Since the inception of the share repurchase plan in March of 2015, the Company has repurchased a total of 5,836,453 shares at an average cost of $12.96 per share.

Community Banking Segment Highlights
●
Net income of the Community Banking segment totaled $2.5 million for the quarter ended March 31, 2016, which represents a 53.5% increase compared to net income of $1.6 million for the quarter ended March 31, 2015 and a 40.0% increase compared to net income of $1.8 million for the quarter ended December 31, 2015.

●	Net interest margin increased 17 bps to 2.48% for the three months ended March 31, 2016 compared to 2.31% for the three month period ended March 31, 2015.
●	Total loans increased $47.5 million, or 4.5%, to $1.11 billion at March 31, 2016 compared to $1.06 billion at March 31, 2015.
●
Total deposits increased $63.6 million, or 7.4%, to $918.3 million at March 31, 2016 compared to $854.7 million at March 31, 2015.  Total core deposits increased $33.5 million, or 15.5%, to $249.0 million at March 31, 2016 compared to $215.5 million at March 31, 2015.  The increase in core deposits was comprised of growth in demand deposits of $5.1 million or 5.3% and growth of money market and savings deposits of $28.3 million, or 23.9%.

●
Borrowings decreased $37.8 million to $396.2 million at March 31, 2016 from $434.0 million at March 31, 2015.  A total of $50.0 million of fixed rate borrowings were paid off during the quarter with funds raised through our retail delivery channels.

●
Total non-performing assets decreased $3.0 million, or 11.3%, to $23.8 million at March 31, 2016 from $26.8 million at December 31, 2015 and decreased $28.8 million, or 54.8%, from $52.6 million at March 31, 2015.

●
Total past due loans decreased by $1.8 million, or 15.6%, to $9.7 million at March 31, 2016 from $11.5 million at December 31, 2015 and decreased $17.0 million, or 63.6% from $26.7 million at March 31, 2015.

Mortgage Banking Segment Highlights
●
Net income of the Mortgage Banking segment totaled $1.4 million for the quarter ended March 31, 2016, which was relatively flat compared to $1.4 million for the quarter ended March 31, 2015 and $1.2 million for the quarter ended December 31, 2015.

●
Loans originated by our mortgage banking subsidiary for the purpose of sale in the secondary market decreased $27.8 million, or 7.0%, to $371.2 million during the three months ended March 31, 2016, compared to $399.0 million for the three months ended March 31, 2015.  The decrease in originations was driven by a decrease in the origination of mortgage refinance products, partially offset by an increase in the origination of loans made for the purpose of residential purchases, which yield a higher margin that refinance loans.  Our origination efforts continue to be focused on loans made for the purpose of residential purchases, as opposed to mortgage refinance.  Origination volume relative to purchase activity accounted for 85% and 75% of total originations for the three months ended March 31, 2016 and 2015, respectively. Offsetting the overall decrease in origination volumes, margin increased during the three months ended March 31, 2016, compared to the three months ended March 31, 2015.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.7 billion in assets Waterstone has eleven community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in 20 states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended March 31,
	2016	2015
	(In Thousands, except per share amounts)
Interest income:
Loans	$13,784	13,313
Mortgage-related securities	838	839
Debt securities, federal funds sold and short-term investments	974	866
Total interest income	15,596	15,018
Interest expense:
Deposits	1,719	1,353
Borrowings	3,894	4,229
Total interest expense	5,613	5,582
Net interest income	9,983	9,436
Provision for loan losses	205	335
Net interest income after provision for loan losses	9,778	9,101
Noninterest income:
Service charges on loans and deposits	337	406
Increase in cash surrender value of life insurance	241	207
Mortgage banking income	20,614	21,039
Gain on sale of available for sale securities	-	44
Other	253	337
Total noninterest income	21,445	22,033
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	17,686	18,078
Occupancy, office furniture, and equipment	2,336	2,443
Advertising	658	653
Data processing	643	575
Communications	342	370
Professional fees	523	497
Real estate owned	144	543
FDIC insurance premiums	205	336
Other	2,685	2,933
Total noninterest expenses	25,222	26,428
Income before income taxes	6,001	4,706
Income tax expense	2,140	1,690
Net income	$3,861	3,016
Income per share:
Basic	$0.14	0.09
Diluted	$0.14	0.09
Weighted average shares outstanding:
Basic	26,966	32,369
Diluted	27,279	32,650

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$79,077	57,419
Federal funds sold	22,877	20,297
Interest-earning deposits in other financial institutions and other short term investments	20,760	22,755
Cash and cash equivalents	122,714	100,471
Securities available for sale (at fair value)	267,733	269,658
Loans held for sale (at fair value)	107,387	166,516
Loans receivable	1,112,237	1,114,934
Less: Allowance for loan losses	15,805	16,185
Loans receivable, net	1,096,432	1,098,749

Office properties and equipment, net	25,109	25,328
Federal Home Loan Bank stock (at cost)	19,500	19,500
Cash surrender value of life insurance	59,803	49,562
Real estate owned, net	8,304	9,190
Prepaid expenses and other assets	30,596	23,755
Total assets	$1,737,578	1,762,729

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$101,934	102,673
Money market and savings deposits	147,074	140,631
Time deposits	669,288	650,057
Total deposits	918,296	893,361

Borrowings	396,222	441,203
Advance payments by borrowers for taxes	9,375	3,661
Other liabilities	20,259	32,574
Total liabilities	1,344,152	1,370,799

Shareholders' equity:
Common stock	292	294
Additional paid-in capital	317,552	317,022
Retained earnings	170,586	168,089
Unearned ESOP shares	(21,068)	(21,365)
Accumulated other comprehensive income, net of taxes	2,442	582
Cost of shares repurchased	(76,378)	(72,692)
Total shareholders' equity	393,426	391,930
Total liabilities and shareholders' equity	$1,737,578	1,762,729

Share Information
Shares Outstanding	29,148	29,407
Book Value per share	$13.50	13.33
Closing market price	$13.68	14.10
Price to book ratio	101.35%	105.79%

Asset Quality Data
Total non accrual loans	$15,468	17,604
Real estate owned	8,304	9,190
Total nonperforming assets	$23,772	26,794

Total non accrual to total loans	1.39%	1.58%
Total nonperforming assets to total assets	1.37%	1.52%

Allowance for loan losses	$15,805	16,185
Allowance for loan losses as a % to non-accrual loans	102.18%	91.94%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

		At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
			(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$9,983	9,438	9,910	10,060	9,436
Provision for loan losses	205	245	580	805	335
Total noninterest income	21,445	22,850	28,551	31,040	22,033
Total noninterest expense	25,222	27,373	29,786	31,947	26,428
Income before income taxes	6,001	4,670	8,095	8,348	4,706
Income tax expense	2,140	1,599	2,896	3,064	1,690
Net income	$3,861	3,071	5,199	5,284	3,016
Income per share – basic	$0.14	0.11	0.19	0.17	0.09
Income per share – diluted	$0.14	0.11	0.19	0.17	0.09

Performance Ratios:
Return on average assets - QTD	0.90%	0.69%	1.18%	1.21%	0.69%
Return on average equity - QTD	3.95%	3.10%	5.21%	5.04%	2.71%
Net interest margin - QTD	2.48%	2.26%	2.39%	2.46%	2.31%
Efficiency ratio - QTD	80.25%	84.78%	77.44%	77.73%	83.98%
Return on average assets - YTD	0.90%	0.94%	1.03%	0.95%	0.69%
Return on average equity - YTD	3.95%	3.99%	4.26%	3.83%	2.71%
Net interest margin - YTD	2.48%	2.36%	2.38%	2.38%	2.31%
Efficiency ratio - YTD	80.25%	80.61%	79.40%	80.44%	83.98%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF SHARES REPURCHASED
AS PART OF PUBLICLY ANNOUNCED PLANS

For the quarter ended March 31, 2016
Total shares repurchased	242,700
Total cost of shares (including commission)	$3,284,982
Average cost per share	$13.54

Total purchased under plan as of March 31, 2016
Total shares repurchased	5,836,453
Total cost of shares (including commission)	$75,640,918
Average cost per share	$12.96